UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2026

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RED VIOLET, INC.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-38407 (Commission File Number)	82-2408531 (I.R.S. Employer Identification Number)

2650 North Military Trail, Suite 300, Boca Raton, FL 33431
(Address of principal executive offices)

561-757-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDVT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026, Red Violet, Inc. (the “Company” or “Red Violet”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. and Needham & Company, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the Company’s underwritten public offering (the “Offering”) of 1,666,667 shares (the “Firm Shares”) of its common stock, par value $0.001 per share (“Common Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase an additional 250,000 shares of Common Stock (together with the Firm Shares, the “Shares”), which was exercised in full on August 6, 2026.

The Shares were offered, issued, and sold pursuant to a prospectus supplement and accompanying prospectus that form part of an effective shelf registration statement on Form S-3 (File No. 333-291649), which was filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2025 and was declared effective on November 25, 2025.

On August 7, 2026, the Company closed the Offering and issued the Shares. The public offering price for each Share was $60.00. The anticipated net proceeds to the Company from the Offering are approximately $108.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including potential strategic acquisitions.

The Underwriting Agreement includes customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and were subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

A copy of the opinion of Akerman LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On August 5, 2026, the Company issued a press release announcing the launch of the Offering. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. Also, on August 5, 2026, the Company issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

On August 7, 2026, the Company issued a press release announcing the closing of the Offering. The press release is attached as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
1.1

Underwriting Agreement, dated August 5, 2026, by and among the Company, Raymond James & Associates, Inc. and Needham & Company, LLC, as Representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (included in Exhibit 5.1).
99.1	Press Release, dated August 5, 2026.
99.2	Press Release, dated August 5, 2026.
99.3	Press Release, dated August 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These forward-looking statements include statements regarding the amount of anticipated net proceeds to the Company from the Offering and the intended use of net proceeds by the Company from the Offering. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors" in Red Violet’s Form 10-K for the year ended December 31, 2025, filed on March 4, 2026, as may be supplemented or amended by the Company’s other filings with the SEC. Red Violet undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Violet, Inc.

Date: August 7, 2026	By:	/s/ Derek Dubner
Derek Dubner
Chief Executive Officer (Principal Executive Officer)